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CUSIP No. 617358106                                        Page 13 of 13 Pages
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                                    EXHIBIT 2

                          Keeley Asset Management Corp.
                                       and
                             Keeley Investment Corp.
                        Executive Officers and Directors
                        --------------------------------


John L. Keeley, Jr......     President, Treasurer and Director
Mark Zahorik............     Vice President
Barbara G. Keeley.......     Vice President, Assistant Secretary
                             and Director
Mary Ferrari............     Secretary
Emily Viehweg...........     Assistant Treasurer


                         John L. Keeley, Jr. Foundation
                        Executive Officers and Directors
                        ---------------------------------


John L. Keeley, Jr......     President, Treasurer and Director
Kevin M. Keeley.........     Director
Barbara G. Keeley.......     Secretary and Director
Mark T. Keeley..........     Director
John L. Keeley III......     Director